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                                   Morgan & Company
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                                   Chartered Accountants
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                                   P.O. Box 10007, Pacific Centre
                                   Suite 1730 - 700 West Georgia Street
                                   Vancouver, B.C. V7Y 1A1
                                   Telephone (604) 687-5841
                                   Fax (604) 687-0075
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                  INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Tuscany Minerals, Ltd. on Form SB-2 of our Auditors' Report, dated January 22, 2001, on the balance sheet of Tuscany Minerals, Ltd. as of December 31, 2000, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada
                                        /s/ MORGAN & COMPANY
February 6, 2001                        Chartered Accountants